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                 TRANSPORTATION MANUFACTURING OPERATIONS, INC.

                                AMENDMENT NO. 1
                                       to
                                CREDIT AGREEMENT
                         Dated as of September 30, 1996

        This Amendment No. 1 (this "Amendment") is dated as of December 17, 1996 and entered into by and between TRANSPORTATION MANUFACTURING OPERATIONS, INC. (the "Borrower") and NBD BANK (the "Bank") and is made with reference to the Credit Agreement dated as of September 30, 1996, by and between the Borrower and the Bank (the "Credit Agreement"); the Bank has entered into the Credit Agreement and this Amendment in its capacities as Administrative Agent, Swing Line Bank, Issuing Lender and sole Lender thereunder. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.

        RECITALS: The Borrower and the Bank desire to amend the Credit Agreement to facilitate the primary syndication of the Credit Agreement, which will benefit both the Borrower and the Bank;

        ACCORDINGLY, in consideration of the premises and the agreements and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank agree as follows:

        Section 1.  AMENDMENT TO CREDIT AGREEMENT.

        1.1 Section 1.01 of the Credit Agreement is amended by amending and restating the definition of "Majority Lenders" in its entirety as follows:

             "Majority Lenders" means at any time the Lenders having at least 66-2/3% of the Commitments, or, if the Commitments shall then have been terminated, Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the Advances held by Lenders (provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Advances or the total Commitments; and provided, further, no Lender which shall have failed to fund its pro rata share of any Advanced requested by the Borrower or any Swing Line Loan as requested by the Administrative Agent which such Lender is obligated to fund under the terms of this Agreement shall be included in (i) the Lenders

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                        holding such amount of the Advances or having such
                        amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Advances or the total Commitments for so long a such failure has not been cured).

                1.2 Section 2.03(a) of the Credit Agreement is amended by adding thereto following clause (b) thereof and before the word "exceed" the phrase "plus (c) the amount of the Swing Line Bank's then outstanding Letter of Credit Exposure,".

                1.3 Section 2.07 of the Credit Agreement is amended by deleting the references to "Section 8.04(b)" in subsections (b) and (c) thereof and substituting therefor in each case a reference to "Section 8.04(D)".

                1.4 Section 5.02(i) of the Credit Agreement is amended by amending and restating clause (i) thereof in its entirety as follows:

                             (i) the Borrower may make the Dina Distribution,
                        provided that (a) any portion of the Dina Distribution not paid on the Effective Date shall be paid in one or more payments on or before March 31, 1997, (b) on the date of each such payment, no Event of Default or Potential Event of Default shall have occurred or be continuing, or would result therefrom, and (c) prior to the date of each such payment after the Effective Date, the Borrower shall deliver to the Administrative Agent a financial condition certificate signed by the chief financial officer or treasurer of the Borrower certifying that the Borrower is Solvent after giving effect to such payment and attaching thereto financial projections and a pro forma "fair value" balance sheet of the Borrower and its Subsidiaries supporting such certification, which certificate and attachments shall be in form and substance satisfactory to each of the Lenders; and

                1.5 Section 5.02(l) of the Credit Agreement is amended by deleting from clause (g) thereof the words "and other operating arrangements".

                1.6 Section 6.01 of the Credit Agreement is amended by adding in clause (ii) of the remedial provisions thereof after the words
"Administrative Agent" and before the word "may" the phrase "with the consent of Majority Lenders".

                1.7 Section 7.12 of the Credit Agreement is amended by deleting the words "Loan Documents" from the first and third sentences thereof and substituting therefor in each case the word "Guaranties" and by deleting the words "Loan Document" from the second sentence thereof and substituting therefor the word "Guaranty".

                1.8 Section 8.04 of the Credit Agreement is amended by redesignating subsection (D) thereof as subsection (E) and by adding a new subsection (D) thereto to read as follows:


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                (D) Funding Indemnification. If any payment of a Eurodollar Rate
                        Advance occurs on a date which it is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower shall indemnify each Lender for any loss, cost or expense incurred by it resulting therefrom, including, without limitation, any loss, cost or expense in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance.

         Section 2. CONDITIONS TO EFFECTIVENESS.

         This Amendment shall become effective as of the date hereof when, and only when, the Bank shall have received a counterpart of this Amendment executed by the Borrower and shall have delivered to the Borrower a counterpart of this Amendment executed by the Bank and the Bank shall have received a counterpart of the Consent attached hereto executed by the Subsidiary Guarantors.

        Section 3. REPRESENTATIONS AND WARRANTIES OF BORROWER.

        To induce the Bank to enter into this Amendment, to amend the Credit Agreement as provided herein and to effect the primary syndication contemplated by the Credit Agreement, the Borrower hereby represents and warrants that;

        (a) The Borrower has full power, authority and legal right to execute and deliver this Amendment and to perform the Credit Agreement as amended hereby, and each of the Subsidiary Guarantors has full power, authority and legal right to execute and deliver the Consent attached hereto (the "Consent"). the Borrower has duly executed and delivered this Amendment, and each of the Subsidiary Guarantors has duly executed and delivered the Consent.

        (b) This Amendment and the Credit Agreement as amended hereby are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, and the Consent is the legal, valid and binding obligation of each of the Subsidiary Guarantors, enforceable against each such Subsidiary Guarantor in accordance with its terms, in each case as enforceability may be subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors' rights generally and to the application of general principles of equity.

        (c) No event has occurred and is continuing or will result from the execution and delivery of this Amendment that constitutes an Event of Default or Potential Event of Default.


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        SECTION 4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

        (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

        (b) The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

        (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Lenders or any Issuing Lender, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

        Section 5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

        Section 6. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        Section 7. COUNTERPARTS. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.



                                TRANSPORTATION MANUFACTURING
                                 OPERATIONS, INC.



                                By:  /s/ Albert J. Abram
                                    --------------------------
                                    Name: Albert J. Abram
                                    Title: Treasurer



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                                NBD BANK, as Administrative Agent,
                                 Swing Line Bank, Issuing Lender
                                 and Lender



                                By:  /s/ James B. Junker
                                    ------------------------------
                                    Name: James B. Junker
                                    Title: Vice President


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                                    CONSENT

                         Dated as of December 17, 1996

        Each of the undersigned, as Guarantor under the Subsidiary Guaranty dated as of September 30, 1996 (the "Guaranty") in favor of the Administrative Agent for the benefit of the Lenders parties to the Credit Agreement referred to in the foregoing Amendment, hereby consents to the Amendment and hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the Amendment, each reference in the Guaranty to the "Credit Agreement," "thereunder," "thereof" or words of like import shall mean and be a reference to the Credit Agreement as amended by the Amendment.


                                        BUSLEASE, INC.

                                        By:  /s/ Albert J. Abram
                                           -----------------------------
                                           Name:  Albert J. Abram
                                           Title: Treasurer


                                        HAUSMAN BUS SALES, INC.

                                        By:  /s/ Albert J. Abram
                                           -----------------------------
                                           Name:  Albert J. Abram
                                           Title: Treasurer


                                        MCI ACCEPTANCE CORP.

                                        By:  /s/ Albert J. Abram
                                           -----------------------------
                                           Name:  Albert J. Abram
                                           Title: Treasurer


                                        MOTOR COACH INDUSTRIES, INC.

                                        By:  /s/ Albert J. Abram
                                           -----------------------------
                                           Name:  Albert J. Abram
                                           Title: Treasurer


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                                        MOTOR COACH INDUSTRIES-CHINA, INC.

                                        By:  /s/ Albert J. Abram
                                           -----------------------------
                                           Name:  Albert J. Abram
                                           Title: Treasurer


                                        TRANSIT BUS INTERNATIONAL, INC.

                                        By:  /s/ Albert J. Abram
                                           -----------------------------
                                           Name:  Albert J. Abram
                                           Title: Treasurer


                                        CUSTOM ASSETS CORP.

                                        By:  /s/ Albert J. Abram
                                           -----------------------------
                                           Name:  Albert J. Abram
                                           Title: Treasurer


                                        TRANSPORT TECHNOLOGY CORPORATION

                                        By:  /s/ Albert J. Abram
                                           -----------------------------
                                           Name:  Albert J. Abram
                                           Title: Treasurer


                                        UNIVERSAL COACH PARTS, INC.

                                        By:  /s/ Albert J. Abram
                                           -----------------------------
                                           Name:  Albert J. Abram
                                           Title: Treasurer



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